Exhibit 1.1

EXECUTION VERSION

8,000,000 shares

ROCKWOOD HOLDINGS, INC.

Common Stock

UNDERWRITING AGREEMENT

December 20, 2010

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

1.             Introductory.  The securityholders listed in Schedule A hereto (the “Selling Securityholders”) of Rockwood Holdings, Inc., a Delaware corporation (“Company”), severally agree with the Underwriter named in Schedule B hereto (“Underwriter”) to sell on the date hereof an aggregate of 8,000,000 shares (the “Offered Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) as set forth below.

2.             Representations and Warranties of the Company and the Selling Securityholders.  (i) The Company, as of the date hereof, represents and warrants to, and agrees with, the Underwriter that:

(a)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  An “automatic shelf registration” as defined under Rule 405 under the Act on Form S-3 (File No. 333-171290) has been filed with the Commission.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:30 p.m. (Eastern Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the price paid by the Underwriter, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), as evidenced by it being so specified in Schedule C to this Agreement.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by it being so specified in Schedule C to this Agreement.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information with respect to the Registration Statement.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)  Compliance with Securities Act Requirements.  (i) (A) At the time of the filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein.

(c)  Automatic Shelf Registration Statement.

(i)  Well-Known Seasoned Issuer Status.  (A)  At the time of filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii)   Eligibility to Use Automatic Shelf Registration Form.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify Deutsche Bank Securities Inc. (“Deutsche Bank”), (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to Deutsche Bank, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify Deutsche Bank of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iii)   Filing Fees.  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d)   Ineligible Issuer Status.  (i)  At the earliest time after the filing of the Registration Statement that an offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e)   General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus, and any other documents listed or disclosures to be included in the General

Disclosure Package, as set forth on Schedule C to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein.

(f)    Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Deutsche Bank as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify Deutsche Bank and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein.

(g)   No Material Adverse Change.  Since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (a) there has been no material loss or interference with its business from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree or other material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus, (b) otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(h)   Title to Property.  Each of the Company and its subsidiaries has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except such as (a) are described in the General Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and, except as would not be reasonably expected to result in a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”), all of the leases and subleases of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company or any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease;

(i)    Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware and has corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Underwriting Agreement (the “Agreement”); the Company has been duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where failure to so qualify or to be in good standing would not be reasonably expected to result in a Material Adverse Effect; and each of the “Significant Subsidiaries” of the Company (as such term is defined in Rule 1—02 of Regulation S—X) is listed on Schedule D hereto, has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of organization;

(j)    Authorized Capitalization.  The Company has an authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non assessable and conform to the description of the Securities contained in the General Disclosure Package and the Final Prospectus, and all of the issued shares of capital stock of each subsidiary of the Company (or in the case of a non-wholly owned subsidiary, such portion of the capital stock of such subsidiary issued to the Company or any of its subsidiaries) have been duly and validly authorized and issued, are fully paid and non assessable and (except for directors’ qualifying shares and except as set forth in the General Disclosure Package and the Final Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances and restrictions imposed by the Act and state securities or Blue Sky laws of certain jurisdictions); the Company has an authorized capitalization on an actual basis described in the General Disclosure Package and the Final Prospectus or incorporated by reference therein;

(k)   Absence of Defaults and Conflicts Resulting from Transaction.  The sale of the Offered Securities to be sold by the Selling Securityholders and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or defaults that, singly, or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the

Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Offered Securities and such consents, approvals, authorizations, registrations or qualifications (i) as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter or (ii) as shall already have been obtained or made prior to the First Closing Date;

(l)    Duly and Validly Authorized Shares. The shares to be sold by the Selling Securityholders to the Underwriter hereunder have been duly and validly authorized and conform to the description of the Securities contained in the General Disclosure Package and the Final Prospectus;

(m)  Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws, or other formation documents, as applicable, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for, in the case of clause (ii), such defaults that would not reasonably be expected to result in a Material Adverse Effect;

(n)   Accurate Disclosure.  The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o)   Accurate Disclosure for Tax Matters. The statements set forth in the General Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(p)   Litigation.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its subsidiaries which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company, or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by each of the Company of its obligations hereunder. Any individual pending legal or governmental proceeding to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which is not described in the General Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect;

(q)   Investment Company Act.  The Company is not and, upon the sale of the Offered Securities as herein contemplated, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)    Independent Public Accountants.  Deloitte & Touche LLP, who have issued their report dated February 26, 2010 on the financial statements of the Company and its subsidiaries included in the Registration Statement, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(s)   Internal Controls.  The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(t)    No Change in Internal Controls.  Except as disclosed in the General Disclosure Package and the Final Prospectus, since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)   Disclosure Controls.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) which are designed to ensure that material information relating to the Company and its consolidated subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.  Such disclosure controls and procedures are effective;

(v)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company;

(w)  Possession of Intellectual Property. The Company owns possesses or licenses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by it, except where the failure to own, possess or license would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;

(x)    Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company’s or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect;

(y)   Insurance.  Each of the Company and its subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by similar companies engaged in the same or similar business, and all such insurance is in full force and effect;

(z)    Absence of Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the Securities Act or by regulations promulgated thereunder to be described in the General Disclosure Package and the Final Prospectus which is not so described or is not described as required;

(aa) Suppliers of Merchandise.  No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments of merchandise to the Company or any of its subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not reasonably be expected to result in a Material Adverse Effect;

(bb)Statistical and Market-Related Data.  The statistical, industry and market-related data included in the General Disclosure Package and the Final Prospectus are based on or derived from management estimates and third-party sources, and the Company believes such estimates and sources are reasonable, reliable and accurate in all material respects; and

(cc) Environmental Laws.  Except as disclosed in the General Disclosure Package and the Final Prospectus and except such matters as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, published policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

(ii)  Each Selling Securityholder severally represents and warrants to, and agrees with, the Underwriter that:

(a)  Valid Title to Offered Securities.  Such Selling Securityholder has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Securityholder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on the Closing Date; and upon the delivery of and payment for the Offered Securities on the Closing Date the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Securityholder on the Closing Date;

(b)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Securityholder for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the sale of the Offered Securities sold by the Selling Securityholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(c)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement or the Custody Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Securityholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Securityholder or any of their properties or any agreement or instrument to which any Selling Securityholder is a party of by which any Selling Securityholder is bound or to which any of the properties of any Selling Securityholder is subject, or the charter or by-laws of any Selling Securityholder that is a corporation or the constituent documents of any Selling Securityholder that is not a natural person or corporation;

(d)  Custody Agreement.  The Power of Attorney and related Custody Agreement with respect to each Selling Securityholder has been duly authorized, executed and delivered by such Selling Securityholder and constitute valid and legally blinding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(e)  Compliance with Securities Act Requirements.  (i) (A) At the time and filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence only applies to statements in or omissions from the Registration Statement or the Final Prospectus based upon written information relating to a Selling Securityholder that is furnished to the Company by the Selling Securityholder specifically for use therein;

(f)  Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each Selling Securityholder;

(g) No Finder’s Fee.  Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Securityholder and any person that would give rise to a valid claim against such Selling Securityholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities; and

(h)  Absence of Manipulation.  No Selling Securityholder has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

3.             Purchase, Sale and Delivery of Offered Securities.

On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Securityholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Securityholder, at a purchase price of $37.52 per share, the respective number of shares of Offered Securities set forth opposite the names of the Underwriter in Schedule B hereto.

Each Selling Securityholder will deliver the Offered Securities to or as instructed by Deutsche Bank in a form reasonably acceptable to Deutsche Bank against payment of the purchase price by Deutsche Bank in Federal (same day) funds by wire transfer to an account specified by the Custodian, at the office of Latham & Watkins LLP, at 9:00 A.M., New York time, on December 23, 2010, or at such other time not later than seven full business days thereafter as Deutsche Bank and each Selling Securityholder determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

4.             Certain Agreements of the Company and the Selling Stockholders.  The Company agrees with the Underwriter and the Selling Securityholders that it will furnish to counsel for the Underwriter, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a)   Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by Deutsche Bank, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date hereof.  The Company has complied and will comply with Rule 433.

(b)   Filing of Amendments; Response to Commission Requests.  The Company will promptly advise Deutsche Bank of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will afford Deutsche Bank a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise Deutsche Bank promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)   Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify Deutsche Bank of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of Deutsche Bank, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither Deutsche Bank’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(d)   Rule 158. As soon as practicable, but not later than 16 months, after the date hereof, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date hereof and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)   Furnishing of Prospectuses. The Company will furnish to Deutsche Bank copies of the Registration Statement, including all exhibits, any Statutory Prospectus relating to the Offered Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Deutsche Bank reasonably requests.  The Company and the Selling Securityholders will pay the expenses of printing and distributing to the Underwriter all such documents.

(f)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Deutsche Bank designates and will continue such qualifications in effect so long as required for the distribution.

(g)   Payment of Expenses. The Company will pay all expenses incident to the performance of their respective obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Registered Securities for sale under the laws of such jurisdictions as Deutsche Bank may designate and the preparation and printing of memoranda relating thereto, for any costs and expenses related to, the review by the Financial Institution Regulatory Authority, Inc. of the Registered Securities (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, American Stock Exchange, NASDAQ Stock Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Securityholders of the Offered Securities to the Underwriter and expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(h)   Absence of Manipulation. The Company and the Selling Securityholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(i)    Restriction on Sale of Securities. The Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Deutsche Bank for 45 days from the date hereof. The foregoing restrictions in this paragraph shall not apply to (A) the shares to be sold by the Company hereunder, (B) the issuance by the Company of shares of Stock upon the exercise of an option or warrant in each case outstanding on the date of the Final Prospectus, (C) the issuance of Stock or grant of an option to purchase Stock pursuant to employee benefit plans in effect on the date hereof, or the repurchase by the Company of Stock (or withholding by the Company of Stock) in connection with the payment of the exercise price for options to purchase Stock or for payment of taxes required to be paid upon the exercise of options to purchase Stock pursuant to any option agreement with the Company outstanding on the date of the Final Prospectus or under any of the Company’s stock incentive plans described in the Final Prospectus or in connection with the payment of taxes required to be paid upon the delivery of Stock in connection with the vesting of outstanding restricted stock units pursuant to any award agreement with the Company outstanding on the date of the Final Prospectus or under any of the Company’s stock incentive plans described in the Final Prospectus, or upon termination of employment, death, disability or other obligation to repurchase Stock of an employee or director under any of the Company’s stock incentive plans described in the Final Prospectus or related management stockholder’s agreements, (D) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of Stock pursuant to the terms of any of the Company’s stock incentive plans described in the Final Prospectus and (E) the issuance of securities of the Company in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company of, or joint venture with, such entity, provided, however, that prior to such issuance of securities, each recipient of such securities shall have executed and delivered to Deutsche Bank an agreement substantially in the form of Annex III hereto (the “Lock-Up Agreement”).

5.             Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company and the Selling Securityholders each represent and agree that, unless they obtain the prior consent of Deutsche Bank, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Deutsche Bank, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and Deutsche Bank is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6.             Conditions of Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Offered Securities will be subject to the condition that (i) all representations and warranties and other statements of the Company and the Selling Securityholders herein that are qualified by Material Adverse Effect or another materiality qualifier are, at and as of such Closing Date, true and correct and (ii) all representations and warranties and other statements of the Company and the Selling Securityholders herein that are not qualified by Material Adverse Effect or another materiality qualifier are, at and as of such Closing Date, true and correct in all material respects, the condition that the Company and the Selling Securityholders shall have performed all of its obligations hereunder theretofore to be performed and the following additional conditions:

(a)   Filing of Prospectus. The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, any Securityholder, or the Underwriter, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)   Opinion of Counsel for Underwriter.  Latham & Watkins LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion and statement, dated such Closing Date, in form and substance satisfactory to you, and such counsel may also state that they have relied, to the extent they deem proper, upon certificates of officers of the Company or any of its subsidiaries and certificates of public officials to enable them to pass upon such matters.

(c)   Opinion of Counsel for the Company.  Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and statement (substantially in the form attached as Annex II(a) hereto), dated such Closing Date, in form and substance satisfactory to you.

(d)   Opinion of German Counsel for Rockwood Specialties Group.  Clifford Chance, Partnerschaftsgesellschaft, German counsel for CeramTec GmbH, Rockwood Specialties Group GmbH and Chemetall GmbH, shall have furnished to you their written opinion (substantially in the form attached as Annex II(b) hereto), dated such Closing Date, in form and substance satisfactory to you.

(e)  Opinion of Counsel for Selling Securityholders. Deutsche Bank shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Securityholder, and in each case opinions, dated the Closing Date, of Weil, Gotshal & Manges LLP, Simpson Thacher & Bartlett LLP, SJ Berwin LLP and De Brauw Blackstone Westbroek, counsel for the Selling Securityholders (except with respect to Simpson Thacher & Bartlett LLP) (substantially in the forms attached as Annex II(c) hereto), dated such Closing Date, in form and substance satisfactory to you.

(f) Reserved.

(g)   Opinion of Luxembourg Counsel for Knight Lux.  Kremer Associés & Clifford Chance, Luxembourg counsel for Knight Lux 1 S.a.r.l. and Knight Lux 2 S.a.r.l., shall have furnished to you their written opinion (substantially in the form attached as Annex II(b) hereto), dated such Closing Date, in form and substance satisfactory to you.

(h)   Opinion of Thomas J. Riordan.  Thomas J. Riordan, Esq., Senior Vice President, Law & Administration of the Company, shall have furnished to you his written opinion (substantially in the form attached as Annex II(e) hereto), dated such Closing Date, in form and substance satisfactory to you.

(i)    Opinion of General Counsel Europe for the Company.  Udo Pinger, General Counsel Europe of the Company, shall have furnished to you his written opinion (substantially in the form attached as Annex II(f) hereto), dated such Closing Date, in form and substance satisfactory to you.

(j)    Accountants’ Comfort Letters.  On the date of the Statutory Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Closing Date, Deloitte LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I hereto).

(k)   No Material Adverse Change.  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the General Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and the Final Prospectus, and (ii) since the respective dates as of which information is given in the Final Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole and after giving effect the offering, except as set forth or contemplated in the General Disclosure Package and the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Deutsche Bank so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities being delivered at such Closing Date on the terms and in the manner contemplated in the Final Prospectus.

(l)    Downgrading of Company’s Debt Securities.  On or after the date hereof and prior to the Closing (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(m)  Suspension or Material Limitation of Trading of Company’s Securities on the New York Stock Exchange.  On or after the date hereof and prior to the Closing there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Deutsche Bank makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities being delivered at such Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Final Prospectus;

(n)   Shares Duly Listed on the New York Stock Exchange.  The Offered Securities at such Closing Date shall have been duly listed, subject to notice of issuance, on the Exchange.

(o)   Lock-Up Agreement. The Company has obtained and delivered to the Underwriter executed copies of an agreement in the form of Annex III hereof in form and substance satisfactory to you from the affiliates of Kohlberg Kravis Roberts & Co. L.P. and DLJ Merchant Banking Partners III, L.P. that are stockholders.

(p)   Furnishing of Prospectuses.  The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(q)   Certificates of Officers of the Company.  The Company shall have furnished or caused to be furnished to you at such Closing Date, certificates of officers of the Company, satisfactory to you to the effect that (i) the representations and warranties of the Company herein that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects at and as of such Closing Date, (ii) the representations and warranties of the Company herein that are qualified by Material Adverse Effect or another materiality qualifier are true and correct at and as of such Closing Date, (iii) the Company has performed in all material respects all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to such Closing Date, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (k) of this Section.

(r)    Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(s)   Custodian.  Deutsche Bank shall have received from the Custodian a letter stating that it will deliver to each Selling Securityholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of hereof.

7.             Indemnification and Contribution.

(a)  Indemnification of Underwriter.

(1)  The Company will indemnify and hold harmless the Underwriter (an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein therein.

(2) The Selling Securityholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, but only with reference to written information relating to the Selling Securityholders furnished to the Company by or on behalf of such Selling Securityholder, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Securityholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein. The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Offered Securities sold by such Selling Stockholder under this Agreement. The Underwriter acknowledges that the information in the Statutory Prospectus and the Final Prospectus contained under the caption “Selling Stockholders,” insofar as it relates to such Selling Stockholder and the beneficial ownership of such Selling Stockholder’s shares, constitutes the only information furnished in writing by or on behalf of such Selling Stockholder for inclusion in the Registration Statement, any preliminary prospectus, the Statutory Prospectus, the Final Prospectus, or in any amendment or supplement thereto.

(b)   Indemnification of Company and Selling Securityholders.  The Underwriter will indemnify and hold harmless the Company and any Selling Securityholder against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)   Actions against Parties; Notification. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest (based on the advice of counsel to the indemnified party), (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)   Contribution.  If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriter on the other from the Offered Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each party to this Agreement in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Securityholders, bear to the total underwriting discounts and commissions received by the Underwriter.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Securityholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, Selling Securityholders and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public, exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)   Obligations.  The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of the Underwriter; and the obligations of the Underwriter under this Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8.             Reserved.

9.             Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Securityholders, the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Securityholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of the this Agreement pursuant to Section 8 hereof, the Company and the Selling Securityholders will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Securityholders and the Underwriter pursuant to Section 6 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased under this Agreement, the representations and warranties in Section 2 hereof and all obligations under Section 5 shall also remain in effect.

10.           Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to Deutsche Bank Securities Inc., 60 Wall Street New York, New York 10005, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address of the Company set forth in the Registration Statement, Attention: Senior Vice President, Law & Administration.

11.           Successors. This Agreement will inure to the benefit of and be binding upon the Company, the Selling Securityholders and the Underwriter and their respective successors, personal representatives (in case of Selling Securityholders who are natural persons) and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.           Representation.  If one or more Attorneys-in-Fact are appointed to act for the Selling Securityholders, any action under or in respect of this Agreement taken by such Attorneys-in-Fact jointly or by any of them will be binding on all the Selling Securityholders.

13.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.           Absence of Fiduciary Relationship.  The Company and the Selling Securityholders acknowledge and agree that: (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (b) in connection therewith and with the process leading to such transaction the Underwriter has been and is acting solely as a principal and not the agent or fiduciary of the Company, (c) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.           Time of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.          Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.       The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriter imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among Underwriter and the Company.

Any person executing and delivering this Underwriting Agreement as Attorney-in-Fact for a Selling Securityholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Securityholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

ROCKWOOD HOLDINGS, INC.

	By:	/s/ Thomas Riordan
Name: Thomas Riordan
Title: Senior Vice President, Law & Administration

Selling Securityholders listed on Schedule A

By:	/s/ Michael Valente
	Name:	Michael Valente
	Title:	Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mark Hantho
Name: Mark Hantho
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Joseph Coleman
Name: Joseph Coleman
Title: Managing Director